EXHIBIT 10.3

Amendment
to
Loan and Security Agreement

THIS AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered as of June 30, 2008 by and between Silicon Valley Bank (“Bank”) and ATS Medical, Inc., a Minnesota corporation (the “Borrower”) whose address is 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 28, 2004 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) modify the Liquidity Ratio Financial Covenant and (ii) make certain other revisions to the Loan Agreement, as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Modified Liquidity Ratio Financial Covenant. Section 6.7 of the Loan Agreement currently reads as follows:

Borrower will maintain at all times, on a consolidated basis:

(i) Liquidity Ratio. A ratio of (y) the sum of (1) unrestricted cash (and equivalents) of Borrower on deposit with Bank plus (2) 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, (z) divided by Indebtedness of Borrower to Bank for borrowed money, of equal to or greater than 1.40 to 1.00. Notwithstanding the foregoing, if the amount of Borrower’s Eligible Accounts ever becomes less than 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, then part “2” above shall be deemed to read “(2) the lesser of the amount of Borrower’s Eligible Accounts or 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business”, unless the Bank shall consent in writing otherwise.”

Said Section 6.7 is amended to read as follows:

Borrower will maintain at all times, on a consolidated basis:

(i) Liquidity Ratio.

Commencing with the month ending June 30, 2008 and each month ending thereafter through December 31, 2008:

(A) As of the end of each of the first two months of each fiscal quarter, a ratio of (y) the sum of (1) unrestricted cash (and equivalents) of Borrower on deposit with Bank plus (2) 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, (z) divided by Indebtedness of Borrower to Bank for borrowed money, of equal to or greater than 1.10 to 1.00; and

(B) As of the end of the third month of each fiscal quarter, a ratio of (y) the sum of (1) unrestricted cash (and equivalents) of Borrower on deposit with Bank plus (2) 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, (z) divided by Indebtedness of Borrower to Bank for borrowed money, of equal to or greater than 1.40 to 1.00.

Notwithstanding the foregoing, if the amount of Borrower’s Eligible Accounts ever becomes less than 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, then part “2” above (of each of clause (A) and (B)) shall be deemed to read “(2) the lesser of the amount of Borrower’s Eligible Accounts or 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business”, unless the Bank shall consent in writing otherwise.

Commencing January 1, 2009 and each month ending thereafter:

A ratio of (y) the sum of (1) unrestricted cash (and equivalents) of Borrower on deposit with Bank plus (2) 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, (z) divided by Indebtedness of Borrower to Bank for borrowed money, of equal to or greater than 1.40 to 1.00. Notwithstanding the foregoing, if the amount of Borrower’s Eligible Accounts ever becomes less than 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, then part “2” above shall be deemed to read “(2) the lesser of the amount of Borrower’s Eligible Accounts or 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business”, unless the Bank shall consent in writing otherwise.”

3. Limitation of Amendments.

3.1 The amendments and waivers set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and, except as set forth in Section 2, above, shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The Third Restated Articles of Incorporation of ATS Medical, Inc. filed with the Minnesota Secretary of State on June 11, 2008, a copy of which was provided to Bank via email on June 18, 2008, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Fees and Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment. Bank is authorized to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor.

[Signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Nick Honigman	ATS Medical, Inc. By: /s/ Michael Kramer

Name: Nick Honigman	Name: Michael Kramer

Title: Relationship Manager	Title: Chief Financial Officer

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY

Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2. Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of June 30, 2008

GUARANTOR: 3F Therapeutics, Inc.

By:  /s/ Michael Dale
Name:  Michael Dale
Title:   Director

GUARANTOR: ATS Acquisition Corp.

By:  /s/ Michael Dale
Name:  Michael Dale
Title:   Director